Exhibit 99.2

Innovative Industrial Properties Fourth Quarter 2024 Supplemental Financial Information

Innovative Industrial Properties 2 Overview 3 Forward - Looking Statements 4 Company Overview Financial Information 5 Quarterly Performance Summary 6 Balance Sheet 7 Net Income 8 Statements of Cash Flows 9 FFO, Normalized FFO, and AFFO Reconciliation 10 Historical Net Income 11 Historical FFO, Normalized FFO, and AFFO Reconciliation Portfolio Data 12 Capital Commitments 13 Leasing Summary 14 Top Tenants Overview 15 – 17 Property List 18 Secured Loans Capitalization 19 Capital and Debt Summary 20 – 21 Definitions 22 Analyst Coverage 23 Senior Management Team and Board of Directors Table of Contents

Innovative Industrial Properties 3 Forward - Looking Statements This Supplemental Financial Information Package includes "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended) that are subject to risks and uncertainties . In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements . Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements . Forward - looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events . Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them . We do not guarantee that the transactions and events described will happen as described (or that they will happen at all) . You can identify forward - looking statements by the use of forward - looking terminology such as "believes“, "expects“, "may“, "will“, "should“, "seeks“, "approximately“, "intends“, "plans“, "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases . You can also identify forward - looking statements by discussions of strategy, plans or intentions . The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward - looking statements : rates of default on leases for our assets ; our ability to re - lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all ; concentration of our portfolio of assets and limited number of tenants ; the estimated growth in and evolving market dynamics of the regulated cannabis market ; the demand for regulated cannabis facilities ; inflation dynamics ; our ability to improve our internal control over financial reporting, including our inability to remediate an identified material weakness, and the costs and the time associated with such efforts ; the impact of pandemics on us, our business, our tenants, or the economy generally ; war and other hostilities, including the conflicts in Ukraine and Israel ; our business and investment strategy ; our projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; availability of suitable investment opportunities in the regulated cannabis industry ; our understanding of our competition and our potential tenants’ alternative financing sources ; the expected medical - use or adult - use cannabis legalization in certain states ; shifts in public opinion regarding regulated cannabis ; the potential impact on us from litigation matters, including rising liability and insurance costs ; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult - use cannabis in our facilities ; the state of the U . S . economy generally or in specific geographic areas ; economic trends and economic recoveries ; our ability to access equity or debt capital ; financing rates for our target assets ; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility ; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition ; our ability to maintain our investment grade credit rating ; changes in the values of our assets ; our expected portfolio of assets ; our expected investments ; interest rate mismatches between our assets and our borrowings used to fund such investments ; changes in interest rates and the market value of our assets ; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility ; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; how and when any forward equity sales may settle ; our ability to maintain our qualification as a real estate investment trust for U . S . federal income tax purposes ; our ability to maintain our exemption from registration under the Investment Company Act of 1940 ; availability of qualified personnel ; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy . The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance . In addition, we discussed a number of material risks in our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Those risks continue to be relevant to our performance and financial condition . Moreover, we operate in a very competitive and rapidly changing environment . New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Any forward - looking statement made by us speaks only of the date on which we make it . We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . Stockholders and investors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports . This supplemental financial information package includes certain non - GAAP financial measures . These non - GAAP measures are presented for supplemental information and should not be considered a substitute for financial information presented in accordance with GAAP . The definition of these non - GAAP measures is set forth under the section entitled "Definitions . " A reconciliation of these non - GAAP measures to the most directly comparable GAAP measures is set forth in section entitled "FFO, Normalized FFO and AFFO Reconciliation . Market and industry data are included in this presentation . We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties . We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable . However, this information may prove to be inaccurate . No representation or warranty is made as to the accuracy of such information . All amounts shown in this report are unaudited . This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc . Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc . shall be made only by means of a prospectus approved for that purpose .

Innovative Industrial Properties 4 Company Snapshot State Diversification (1) 14.4% Illinois 13.7% Pennsylvania 12.9% Massachusetts 10.8% New York 10.2% Michigan 9.5% Florida 5.8% Ohio 4.5% New Jersey 4.1% California 4.0% Maryland 10.1% Other 100% Total Company Overview Innovative Industrial Properties, Inc. (NYSE: IIPR) is an internally managed real estate investment trust (REIT) focused on t he acquisition, ownership and management of specialized properties leased to experienced, state - licensed operators for their regulated cannabis facilities . Note : As of December 31 , 2024 , values in thousands except for property count, $ /PSF, or otherwise noted . 1) Based on “Annualized Base Rent” . Refer to “Definitions” for additional details . 2) Refer to “Capital and Debt Summary” and “Definitions” for additional details . 3) Reflects annualized common stock dividend paid on January 15 , 2025 of $ 1 . 90 per share . The decision to declare or pay dividends is in the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared or paid for any time period in any amount . 4) Refer to “Definitions” for additional details . 5) Includes 231 , 000 square feet under development or redevelopment . 6) Weighted by Total Committed / Invested Capital . Refer to “Definitions” for additional details . Operating Portfolio (106 Properties) (4) $1,888,033 Market Capitalization (2) 8,530 Total Rentable Square Feet (5) $7.60 / share Current Annualized Dividend ($) (3) $281 Total Committed / Invested Capital per Square Foot Total Portfolio (4) 98.3% % Leased (6) $2,475,597 Total Committed / Invested Capital (4) 13.7 Years Weighted Average Lease Length 109 Total Properties 10 - 15% No Presence 0 - 5% 5 - 10%

Quarterly Performance Summary

	2024				2023
	4Q2024	3Q2024	2Q2024	1Q2024	4Q2023
Total Revenues	$76,744	$76,526	$79,793	$75,454	$79,156
General and administrative expense	$8,891	$9,330	$9,661	$9,562	$10,908
General and administrative expense / total revenues	12%	12%	12%	13%	14%
Net income attributable to common stockholders	$39,461	$39,651	$41,655	$39,090	$41,295
Net income attributable to common stockholders - diluted ("EPS")	$1.36	$1.37	$1.44	$1.36	$1.45
Funds from operations attributable to common stockholders - diluted ("FFO")(1)	$57,701	$57,595	$58,677	$56,268	$58,443
FFO per common share - diluted(1)	$2.02	$2.02	$2.06	$1.98	$2.07
Normalized FFO attributable to common stockholders - diluted ("Normalized FFO")(1)	$57,969	$57,805	$58,841	$56,414	$58,595
Normalized FFO per common share - diluted(1)	$2.03	$2.02	$2.06	$1.98	$2.07
Adjusted funds from operations attributable to common stockholders - diluted ("AFFO")(1)	$63,361	$64,283	$65,501	$62,999	$64,338
AFFO per common share - diluted(1)	$2.22	$2.25	$2.29	$2.21	$2.28
Common stock dividend per share(2)	$1.90	$1.90	$1.90	$1.82	$1.82
AFFO Payout Ratio(3)	86%	84%	83%	82%	80%
Total Committed / Invested Capital(4)	$2.5B	$2.5B	$2.5B	$2.4B	$2.4B
% Leased - Operating Portfolio(5)	98.3%	95.7%	95.6%	95.2%	95.8%



Total Revenues
$79,156
$75,454
$79,793
$76,526
$76,744
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024



Normalized FFO(1)
$2.07
$1.98
$2.06
$2.02
$2.03
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024



AFFO(1)
$2.28
$2.21
$2.29
$2.25
$2.22
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024

Note: Dollars in thousands except for $/share or otherwise noted. All per share amounts are shown on a diluted basis.
1) Refer to "FFO, Normalized FFO, and AFFO Reconciliation" and "Definitions" for additional details.
2) Reflects quarterly common stock dividend declared in the quarter.
3) Calculated by dividing the common stock dividend declared per share by AFFO per common share – diluted.
4) Dollars in billions, refer to "Definitions" for additional details.
5) Refer to "Definitions" for additional details.

Innovative Industrial Properties 5

Innovative Industrial Properties 6 December 31, December 31, (In thousands, except share and per share amounts) 2024 2023 Assets Real estate, at cost: Land $146,772 $142,524 Buildings and improvements 2,230,807 2,108,218 Construction in progress 62,393 117,773 Total real estate, at cost 2,439,972 2,368,515 Less accumulated depreciation (271,190) (202,692) Net real estate held for investment 2,168,782 2,165,823 Construction loan receivable 22,800 22,000 Cash and cash equivalents 146,245 140,249 Restricted cash - 1,450 Investments 5,000 21,948 Right of use office lease asset 946 1,355 In-place lease intangible assets, net 7,385 8,245 Other assets, net 26,889 30,020 Total assets $2,378,047 $2,391,090 Liabilities and stockholders’ equity Liabilities: Exchangeable Senior Notes, net - $4,431 Notes due 2026, net 297,865 296,449 Building improvements and construction funding payable 10,230 9,591 Accounts payable and accrued expenses 10,561 11,406 Dividends payable 54,817 51,827 Rent received in advance and tenant security deposits 57,176 59,358 Other liabilities 11,338 5,056 Total liabilities 441,987 438,118 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,002,673 and 600,000 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively 23,632 14,009 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,331,833 and 28,140,891 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively 28 28 Additional paid-in capital 2,124,113 2,095,789 Dividends in excess of earnings (211,713) (156,854) Total stockholders’ equity 1,936,060 1,952,972 Total liabilities and stockholders ’ equity $2,378,047 $2,391,090 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Years Ended December 31, December 31, (In thousands, except share and per share amounts) 2024 2023 2024 2023 Revenues: Rental (including tenant reimbursements) $76,717 $78,615 $306,936 $307,349 Other 27 541 1,581 2,157 Total revenues 76,744 79,156 308,517 309,506 Expenses: Property expenses 7,605 7,193 28,472 24,893 General and administrative expense 8,891 10,908 37,444 42,832 Depreciation and amortization expense 18,240 17,098 70,807 67,194 Total expenses 34,736 35,199 136,723 134,919 Gain (loss) on sale of real estate - - (3,449) - Income from operations 42,008 43,957 168,345 174,587 Interest income 2,553 1,821 10,988 8,446 Interest expense (4,536) (4,145) (17,672) (17,467) Gain (loss) on exchange of Exchangeable Senior Notes - - - 22 Net income 40,025 41,633 161,661 165,588 Preferred stock dividends (564) (338) (1,804) (1,352) Net income attributable to common stockholders $39,461 $41,295 $159,857 $164,236 Net income attributable to common stockholders per share: Basic $1.38 $1.46 $5.58 $5.82 Diluted $1.36 $1.45 $5.52 $5.77 Weighted-average shares outstanding: Basic 28,254,565 27,996,393 28,226,402 27,977,807 Diluted 28,554,335 28,279,834 28,530,650 28,255,797 Net Income

Innovative Industrial Properties 8 For the Years Ended December 31, (In thousands) 2024 2023 Cash flows from operating activities Net income $161,661 $165,588 Adjustments to reconcile net income to net cash provided by (used in) operating activities Depreciation and amortization 70,807 67,194 Loss (gain) on exchange of Exchangeable Senior Notes - (22) Loss (gain) on sale of real estate 3,449 - Other non-cash adjustments 103 111 Stock-based compensation 17,317 19,581 Amortization of discounts on investments (506) (3,198) Amortization of debt discount and issuance costs 1,669 1,371 Changes in assets and liabilities Other assets, net 126 352 Accounts payable, accrued expenses and other liabilities 6,002 3,924 Rent received in advance and tenant security deposits (2,182) 642 Net cash provided by (used in) operating activities 258,446 255,543 Cash flows from investing activities Purchases of investments in real estate (18,666) (34,906) Proceeds from sale of real estate asset 9,100 - Funding of draws for improvements and construction (63,084) (150,088) Funding of construction loan and other investments (800) (3,979) Purchases of short-term investments (45,110) (111,872) Maturities of short-term investments 62,564 294,057 Net cash provided by (used in) investing activities (55,996) (6,788) Cash flows from financing activities Issuance of common stock, net of offering costs 11,757 9,564 Issuance of preferred stock, net of offering costs 9,623 - Principal payment on Exchangeable Senior Notes (4,436) - Payment of deferred financing costs (567) (561) Dividends paid to common stockholders (211,953) (202,711) Dividends paid to preferred stockholders (1,578) (1,352) Taxes paid related to net share settlement of equity awards (750) (568) Net cash provided by (used in) financing activities (197,904) (195,628) Net increase (decrease) in cash, cash equivalents and restricted cash 4,546 53,127 Cash, cash equivalents and restricted cash, beginning of period 141,699 88,572 Cash, cash equivalents and restricted cash, end of period $146,245 $141,699 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $16,051 $16,125 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $9,722 $8,385 Deposits applied for acquisitions - 250 Accrual for common and preferred stock dividends declared 54,817 51,827 Reclassification from other assets to real estate held for investment 3,152 - Exchange of Exchangeable Senior Notes for common stock - 2,000 Statements of Cash Flows

Innovative Industrial Properties 9 For the Three Months Ended For the Years Ended December 31, December 31, (In thousands, except share and per share amounts) 2024 2023 2024 2023 Net income attributable to common stockholders $39,461 $41,295 $159,857 $164,236 Real estate depreciation and amortization 18,240 17,098 70,807 67,194 Disposition-contingent lease termination fee, net of loss on sale of real estate (1) - - (451) - FFO attributable to common stockholders (basic) 57,701 58,393 230,213 231,430 Cash and non-cash interest expense on Exchangeable Senior Notes - 50 28 219 FFO attributable to common stockholders (diluted) 57,701 58,443 230,241 231,649 Litigation-related expense 268 152 788 2,480 Loss (gain) on exchange of Exchangeable Senior Notes - - - (22) Normalized FFO attributable to common stockholders (diluted) 57,969 58,595 231,029 234,107 Interest income on seller-financed note (2) 30 403 1,104 1,342 Deferred lease payments received on sales-type leases (3) 568 - 4,938 - Stock-based compensation 4,315 4,934 17,317 19,581 Non-cash interest expense 456 383 1,664 1,375 Above-market lease amortization 23 23 92 92 AFFO attributable to common stockholders (diluted) $63,361 $64,338 $256,144 $256,497 FFO per common share – diluted $2.02 $2.07 $8.07 $8.20 Normalized FFO per common share – diluted $2.03 $2.07 $8.10 $8.29 AFFO per common share – diluted $2.22 $2.28 $8.98 $9.08 Weighted average common shares outstanding – basic 28,254,565 27,996,393 28,226,402 27,977,807 Restricted stock and restricted stock units ("RSUs") 299,770 206,667 294,780 196,821 Dilutive effect of Exchangeable Senior Notes - 76,774 9,468 81,169 Weighted average common shares outstanding – diluted 28,554,335 28,279,834 28,530,650 28,255,797 FFO, Normalized FFO, and AFFO Reconciliation 1) Amount reflects the $ 3 . 9 million disposition - contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $ 3 . 4 million . 2) Amount reflects the non - refundable interest paid on the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Vertical, which is recognized as a deposit liability and is included in other liabilities in our consolidated balance sheet as of December 31 , 2023 and 2024 , as the transaction did not qualify for recognition as a completed sale . 3) Amount reflects the non - refundable lease payments received on two sales - type leases which are recognized as a deposit liability starting on January 1 , 2024 , and is included in other liabilities in our consolidated balance sheet as of December 31 , 2024 , as the transaction did not qualify for recognition as a completed sale . Prior to the lease modifications on January 1 , 2024 , which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders .

Innovative Industrial Properties 10 2024 2023 (In thousands, except share and per share amounts) 4Q2024 3Q2024 2Q2024 1Q2024 4Q2023 Revenues: Rental (including tenant reimbursements) $76,717 $76,052 $79,253 $74,914 $78,615 Other 27 474 540 540 541 Total revenues 76,744 76,526 79,793 75,454 79,156 Expenses: Property expenses 7,605 7,295 6,863 6,709 7,193 General and administrative expense 8,891 9,330 9,661 9,562 10,908 Depreciation and amortization expense 18,240 17,944 17,473 17,150 17,098 Total expenses 34,736 34,569 33,997 33,421 35,199 Gain (loss) on sale of real estate - - (3,449) - - Income from operations 42,008 41,957 42,347 42,033 43,957 Interest income 2,553 2,685 3,966 1,784 1,821 Interest expense (4,536) (4,427) (4,320) (4,389) (4,145) Net income 40,025 40,215 41,993 39,428 41,633 Preferred stock dividends (564) (564) (338) (338) (338) Net income attributable to common stockholders $39,461 $39,651 $41,655 $39,090 $41,295 Net income attributable to common stockholders per share: Basic $1.38 $1.38 $1.45 $1.37 $1.46 Diluted $1.36 $1.37 $1.44 $1.36 $1.45 Weighted-average shares outstanding: Basic 28,254,565 28,254,565 28,250,843 28,145,017 27,996,393 Diluted 28,554,335 28,579,687 28,572,138 28,461,986 28,279,834 Historical Net Income

Historical FFO, Normalized FFO, and AFFO Reconciliation

(In thousands, except share and per share amounts)	2024 4Q2024	2024 3Q2024	2024 2Q2024	2024 1Q2024	2023 4Q2023
Net income attributable to common stockholders	$39,461	$39,651	$41,655	$39,090	$41,295
Real estate depreciation and amortization	18,240	17,944	17,473	17,150	17,098
Disposition-contingent lease termination fee, net of loss on sale of real estate[1]	-	-	(451)	-	-
FFO attributable to common stockholders (basic)	57,701	57,595	58,677	56,240	58,393
Cash and non-cash interest expense on Exchangeable Senior Notes	-	-	-	28	50
FFO attributable to common stockholders (diluted)	57,701	57,595	58,677	56,268	58,443
Litigation-related expense	268	210	164	146	152
Normalized FFO attributable to common stockholders (diluted)	57,969	57,805	58,841	56,414	58,595
Interest income on seller-financed note[2]	30	268	403	403	403
Deferred lease payments received on sales-type leases[3]	568	1,452	1,462	1,456	-
Stock-based compensation	4,315	4,316	4,371	4,315	4,934
Non-cash interest expense	456	419	401	388	383
Above-market lease amortization	23	23	23	23	23
AFFO attributable to common stockholders (diluted)	$63,361	$64,283	$65,501	$62,999	$64,338
FFO per common share - diluted	$2.02	$2.02	$2.06	$1.98	$2.07
Normalized FFO per common share - diluted	$2.03	$2.02	$2.06	$1.98	$2.07
AFFO per common share - diluted	$2.22	$2.25	$2.29	$2.21	$2.28
Weighted average common shares outstanding - basic	28,254,565	28,254,565	28,250,843	28,145,017	27,996,393
Restricted stock and RSUs	299,770	299,770	300,582	278,890	206,667
PSUs	-	25,352	20,713	-	-
Dilutive effect of Exchangeable Senior Notes	-	-	-	38,079	76,774
Weighted average common shares outstanding - diluted	28,554,335	28,579,687	28,572,138	28,461,986	28,279,834

1) Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of our property in Los Angeles, California, net of the loss on sale of real estate of $3.4 million.
2) Amount reflects the non-refundable interest paid on the seller-financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Vertical, which is recognized as a deposit liability and is included in other liabilities in our consolidated balance sheet as of December 31, 2023 and 2024, as the transaction did not qualify for recognition as a completed sale.
3) Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in our consolidated balance sheet as of December 31, 2024, as the transaction did not qualify for recognition as a completed sale. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Innovative Industrial Properties
11

Capital Commitments

Fourth Quarter Capital Commitments

State	Closing / Execution	Rentable Square Feet	Current Quarter Purchase Price[1]	Additional Commitment	Existing Investment / Commitment[1]	Total Investment / Commitment	Total Investment / PSF[2]
Acquisitions							
Maryland	Oct-24	23	$5,570	-	-	$5,570	$242
Total / Wtd. Avg.		**23**	**$5,570**	**-**	**-**	**$5,570**	**$242**

Two Year Capital Commitment History



$91,000
-
-
$14,000
$16,000
$49,100
-
$5,570
1Q2023
2Q2023
3Q2023
4Q2023
1Q2024
2Q2024
3Q2024
4Q2024

Note: Values in thousands. Capital commitments consist of purchase prices of acquisitions and commitments to fund construction and improvements at properties made during the applicable period. Excludes transaction costs and commitments related to senior secured loans.
1) Excludes transaction costs.
2) Calculated as IIP's total investment divided by the rentable square feet.

Innovative Industrial Properties 12

Innovative Industrial Properties 13 # of Rentable Square Feet Rentable Square Feet Tenant State Closing / Execution Leases # % of Total Portfolio Non-Cannabis Tenant Michigan Jan-24 1 2 0% Gold Flora California Mar-24 1 236 3% Lume Cannabis Company Michigan Apr-24 1 56 1% Gold Flora California May-24 1 70 1% Tri-Mountain Pure Pennsylvania Nov-24 1 160 2% Non-Cannabis Tenant California Nov-24 1 6 0% Total 6 530 6% Note : Rentable square feet values in thousands . 1) The commencement date under certain of these leases is conditioned upon, among other things, the tenant’s receipt of approvals to conduct cannabis operations by the requisite state and local authorities . 2) As a % of annualized base rent for the Operating Portfolio . Refer to “Definitions” for additional details . 3) Includes Pre - Leased Development Properties . Refer to “Definitions” for additional details . Leasing Summary Recent Leasing Activity (1) - - 0% 0% 1% 2% 1% 0% 2% 12% 82% 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Thereafter Representing $300 Million in A nnualized Base Rent 57 19 14 1 5 2 2 2 2 - 1 Expiring Leases (3) Lease Expiration Schedule as of December 31, 2024 (2)

Top Tenants Overview

#	Tenant	IIP Portfolio: Annualized Base Rent (ABR)[1] $	%	Square Feet[2]	ABR / Square Foot	# of Leases	Third Quarter 2024[3]: Revenue	Adjusted EBITDA[4]	Tenant Information: Market Capitalization[5]	MSO / SSO[6]
1	PharmaCann[7]	$49,035	16.3%	697	$70	11	Private Co.	Private Co.	Private Co.	MSO
2	Ascend Wellness Holdings	30,509	10.2%	624	$49	4	$142	$25	$82	MSO
3	Green Thumb Industries	22,324	7.4%	664	$34	3	287	89	1,945	MSO
4	Curaleaf	20,411	6.8%	578	$35	8	331	75	1,167	MSO
5	Trulieve	19,374	6.4%	740	$26	6	284	96	994	MSO
6	The Cannabist Company	18,018	6.0%	588	$31	21	115	15	31	MSO
7	4Front Ventures[8]	17,037	5.7%	488	$35	4	17	1	16	MSO
8	Holistic Industries	16,746	5.6%	298	$56	4	Private Co.	Private Co.	Private Co.	MSO
9	Cresco Labs	16,678	5.6%	379	$44	5	180	51	320	MSO
10	Parallel	15,885	5.3%	593	$27	2	Private Co.	Private Co.	Private Co.	MSO
	Top 10 Tenants Total	**$226,017**	**75.3%**	**5,649**	**$40**	**68**				





LIBERTY

1) Dollars in thousands, refer to "Definitions" for additional details.
2) Square feet in thousands.
3) Dollars in millions, based on each company's public securities filings and earnings release, available at www.sec.gov, www.sedar.com, or each company's respective website, for the quarter ended September 30, 2024.
4) Adjusted EBITDA is a non-GAAP financial measure utilized in the industry. For definitions and reconciliations of Adjusted EBITDA to net income, see each company's public securities filings, available at www.sec.gov or www.sedar.com.
5) Dollars in millions, per S&P Capital IQ Pro as of 12/31/2024.
6) "MSO" stands for Multi-State Operator which means the tenant (or guarantor) conducts cannabis operations in more than one state. "SSO" stands for Single-State Operator which means the tenant (or guarantor) conducts cannabis operations in a single state.
7) Pro forma for the lease amendments executed in January 2025, PharmaCann leases nine properties in five states, comprised of 434,000 SF and represents $31.2 million in ABR.
8) Includes one property acquired in January 2022 for $16.0 million which did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

Innovative Industrial Properties
14

Property List

#	Tenant	State	City	Date Acquired	% Leased	In Place[1]	Square Feet Under Dev. / Redev.[2]	Total	Invested / Committed Capital $ Invested	Committed	Total $	Total $ / Square Feet
	Operating: Cannabis - Industrial											
1	4Front Ventures	Illinois	Matteson	8/3/2021	100.0%	250	-	250	$71,684	$66	$71,750	$287
2	4Front Ventures	Washington	Olympia	12/17/2020	100.0%	114	-	114	17,500	-	17,500	154
3	4Front Ventures*	Massachusetts	Holliston	1/28/2022	100.0%	57	-	57	16,000	-	16,000	281
4	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0%	67	-	67	15,500	-	15,500	231
5	Ascend Wellness Holdings	Illinois	Barry	12/21/2018	100.0%	166	-	166	71,000	-	71,000	428
6	Ascend Wellness Holdings	Massachusetts	Athol	4/2/2020	100.0%	199	-	199	63,900	-	63,900	321
7	Ascend Wellness Holdings	New Jersey	Franklin	2/10/2022	100.0%	114	-	114	55,000	-	55,000	482
8	Ascend Wellness Holdings	Michigan	Lansing	7/2/2019	100.0%	145	-	145	24,150	-	24,150	167
9	AYR Wellness	Florida	Ocala	6/7/2024	100.0%	47	98	145	23,817	19,183	43,000	297
10	AYR Wellness	Ohio	Akron	5/14/2019	100.0%	11	-	11	3,550	-	3,550	323
11	Battle Green	Ohio	Columbus	3/3/2023	100.0%	157	-	157	43,902	2,598	46,500	296
12	Calyx Peak	Missouri	Smithville	9/17/2021	100.0%	83	-	83	28,250	-	28,250	340
13	Cresco Labs	Michigan	Marshall	4/22/2020	100.0%	115	-	115	32,000	-	32,000	278
14	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0%	51	-	51	25,496	104	25,600	502
15	Cresco Labs	Illinois	Joliet	10/22/2019	100.0%	39	-	39	20,950	-	20,950	537
16	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0%	50	-	50	12,927	618	13,545	271
17	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0%	179	-	179	60,889	751	61,640	344
18	Curaleaf	Illinois	Litchfield	10/30/2019	100.0%	127	-	127	40,000	-	40,000	315
19	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0%	123	-	123	35,000	-	35,000	285
20	Curaleaf	Massachusetts	Webster	9/1/2022	100.0%	104	-	104	21,500	-	21,500	207
21	Curaleaf	North Dakota	Fargo	12/20/2019	100.0%	33	-	33	12,190	-	12,190	369
22	Curran Highway	Massachusetts	North Adams	5/26/2021	-	71	-	71	26,800	-	26,800	377
23	Emerald Growth	Michigan	Harrison Township	6/7/2019	100.0%	45	-	45	10,000	-	10,000	222
24	Gold Flora	California	Desert Hot Springs	10/15/2021	100.0%	204	-	204	63,500	-	63,500	311
25	Gold Flora	California	North Palm Springs	5/12/2020	100.0%	70	-	70	18,107	-	18,107	259
26	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0%	300	-	300	94,600	-	94,600	315
27	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0%	266	-	266	50,000	-	50,000	188
28	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0%	98	-	98	32,200	-	32,200	329
29	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0%	72	-	72	33,719	31	33,750	469
30	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0%	108	-	108	25,629	21	25,650	238
31	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0%	55	-	55	19,750	-	19,750	359
32	Jushi	Pennsylvania	Scranton	4/6/2018	100.0%	145	-	145	45,800	-	45,800	316
33	Lume Cannabis Company	Michigan	Dimondale	8/2/2018	100.0%	56	-	56	17,286	513	17,799	318
34	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0%	84	-	84	25,000	-	25,000	298
35	Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	10/2/2024	100.0%	23	-	23	5,570	-	5,570	242
36	Mitten Extracts	Michigan	Dimondale	4/16/2021	100.0%	201	-	201	70,927	1,152	72,079	359
37	Tri-Mountain Pure**	Pennsylvania	Pittsburgh	5/13/2021	100.0%	239	-	239	67,889	543	68,432	286
38	Parallel	Florida	Lakeland	9/18/2020	100.0%	220	-	220	56,400	-	56,400	256
39	Parallel	Florida	Wimauma	3/11/2020	100.0%	373	-	373	51,500	-	51,500	138
40	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0%	186	48	234	129,261	10,239	139,500	596
41	PharmaCann	Michigan	Warren	10/9/2019	100.0%	205	-	205	83,595	-	83,595	408
42	PharmaCann	Massachusetts	Holliston	5/31/2018	100.0%	58	-	58	30,500	-	30,500	526
43	PharmaCann	Illinois	Dwight	10/30/2019	100.0%	66	-	66	28,000	-	28,000	424
44	PharmaCann	Pennsylvania	Olyphant	8/7/2019	100.0%	56	-	56	28,000	-	28,000	500
45	PharmaCann	Ohio	Buckeye Lake	3/13/2019	100.0%	58	-	58	20,000	-	20,000	345
46	Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0%	43	-	43	12,710	-	12,710	296
47	Texas Original	Texas	Bastrop	6/14/2022	100.0%	-	85	85	21,212	788	22,000	259
48	The Cannabist Company	Pennsylvania	Saxton	5/20/2019	100.0%	270	-	270	42,891	109	43,000	159
49	The Cannabist Company	Virginia	Richmond	1/15/2020	100.0%	82	-	82	19,750	-	19,750	241

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of December 31, 2024.

*This property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

**Includes an additional two non-cannabis tenants currently occupying 79,000 sqft.

1) Existing square footage for properties where there is no active development or redevelopment.

2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 15

Property List (Continued)

				Square Feet			Invested / Committed Capital $			
# Tenant	State	City	Date Acquired	% Leased	In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	Total $ / Square Feet
50 The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	50	-	50	$11,820	-	$11,820	$236
51 The Cannabist Company	Colorado	Denver	10/30/2018	100.0%	58	-	58	11,250	-	11,250	194
52 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	18	-	18	9,917	-	9,917	551
53 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	12	-	12	3,276	-	3,276	273
54 The Pharm	Arizona	Willcox	12/15/2017	100.0%	358	-	358	20,000	-	20,000	56
55 TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0%	58	-	58	15,000	-	15,000	259
56 Trulieve	Massachusetts	Holyoke	7/26/2019	100.0%	150	-	150	43,500	-	43,500	290
57 Trulieve	Florida	Alachua	1/22/2021	100.0%	295	-	295	41,650	-	41,650	141
58 Trulieve	Maryland	Hancock	8/13/2021	100.0%	115	-	115	29,515	-	29,515	257
59 Trulieve	Florida	Quincy	10/23/2019	100.0%	120	-	120	17,000	-	17,000	142
60 Trulieve***	Nevada	Las Vegas	7/12/2019	100.0%	43	-	43	9,600	-	9,600	223
61 Trulieve	Arizona	Cottonwood	4/27/2022	100.0%	17	-	17	5,238	-	5,238	308
62 Verdant	California	Cathedral City	3/25/2022	100.0%	23	-	23	15,250	-	15,250	663
63 Vireo	New York	Perth	10/23/2017	100.0%	389	-	389	81,358	-	81,358	209
64 Vireo	Minnesota	Otsego	11/8/2017	100.0%	89	-	89	9,710	-	9,710	109
Operating: Cannabis - Industrial Subtotal / Wtd. Avg.				**98.8%**	**7,680**	**231**	**7,911**	**$2,149,886**	**$36,715**	**$2,186,601**	**$276**
Operating: Cannabis - Retail											
65 Curaleaf	North Dakota	Dickinson	12/14/2021	100.0%	5	-	5	$2,045	-	$2,045	$409
66 Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0%	4	-	4	1,614	-	1,614	404
67 Curaleaf	Pennsylvania	Bradford	12/14/2021	100.0%	3	-	3	1,058	-	1,058	353
68 Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0%	3	-	3	3,372	28	3,400	1,133
69 Green Peak (Skymint)	Michigan	Lansing	11/4/2019	100.0%	14	-	14	2,225	-	2,225	159
70 Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0%	6	-	6	2,180	-	2,180	363
71 PharmaCann	Colorado	Commerce City	2/21/2020	100.0%	5	-	5	2,300	-	2,300	460
72 PharmaCann	Colorado	Aurora	12/14/2021	100.0%	2	-	2	1,674	-	1,674	837
73 PharmaCann	Colorado	Berthoud	12/14/2021	100.0%	6	-	6	1,406	-	1,406	234
74 PharmaCann	Colorado	Mancos	12/14/2021	100.0%	4	-	4	1,148	-	1,148	287
75 PharmaCann	Colorado	Pueblo	2/19/2020	100.0%	3	-	3	1,049	-	1,049	350
76 Schwazze	Colorado	Ordway	12/14/2021	100.0%	2	-	2	400	-	400	200
77 Schwazze	Colorado	Rocky Ford	12/14/2021	100.0%	13	-	13	400	-	400	31
78 Schwazze	Colorado	Las Animas	12/14/2021	100.0%	2	-	2	400	-	400	200
79 South Mason Drive	Michigan	Newaygo	11/8/2019	-	2	-	2	995	-	995	498
80 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	4	-	4	7,338	-	7,338	1,834
81 The Cannabist Company	Colorado	Pueblo	12/14/2021	100.0%	6	-	6	4,878	-	4,878	813
82 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	4,229	-	4,229	846
83 The Cannabist Company	Colorado	Glenwood Springs	12/14/2021	100.0%	4	-	4	4,187	-	4,187	1,047
84 The Cannabist Company	Colorado	Fort Collins	12/14/2021	100.0%	5	-	5	3,977	-	3,977	795
85 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	4	-	4	3,601	-	3,601	900
86 The Cannabist Company	New Jersey	Vineland	7/16/2020	100.0%	4	-	4	2,165	-	2,165	541
87 The Cannabist Company	Colorado	Aurora	12/14/2021	100.0%	5	-	5	1,991	-	1,991	398
88 The Cannabist Company	Colorado	Englewood	12/14/2021	100.0%	4	-	4	1,778	-	1,778	445
89 The Cannabist Company	Colorado	Trinidad	12/14/2021	100.0%	9	-	9	1,728	-	1,728	192
90 The Cannabist Company	Colorado	Silver Plume	12/14/2021	100.0%	4	-	4	1,444	-	1,444	361
91 The Cannabist Company	Colorado	Black Hawk	12/14/2021	100.0%	4	-	4	1,321	-	1,321	330
92 The Cannabist Company	Colorado	Edgewater	12/14/2021	100.0%	5	-	5	1,089	-	1,089	218
93 The Cannabist Company	Colorado	Sheridan	12/14/2021	100.0%	2	-	2	890	-	890	445
94 The Pharm	Arizona	Phoenix	9/19/2019	100.0%	2	-	2	2,500	-	2,500	1,250
95 Verano	Pennsylvania	Harrisburg	3/23/2022	100.0%	3	-	3	2,750	-	2,750	917
96 Wilder Road	Michigan	Bay City	11/4/2019	-	4	-	4	1,740	-	1,740	435
Operating: Cannabis - Retail Subtotal / Wtd. Avg.				**96.1%**	**148**	**-**	**148**	**$69,870**	**$28**	**$69,898**	**$472**

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of December 31, 2024.

***Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIP for tenant's obligations at the property.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 16

Property List (Continued)

# Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested / Committed Capital $: Invested	Invested / Committed Capital $: Committed	Invested / Committed Capital $: Total $	Total $ / Square Feet
Operating: Cannabis - Industrial / Retail											
97 Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0%	124	-	124	$27,202	$1,548	$28,750	$232
98 Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0%	63	-	63	28,500	-	28,500	452
99 Kaya Cannabis	Colorado	Denver	12/14/2021	100.0%	6	-	6	1,299	-	1,299	217
100 Schwazze	Colorado	Pueblo	12/14/2021	100.0%	8	-	8	2,165	-	2,165	271
101 Sozo	Michigan	Warren	5/14/2021	100.0%	85	-	85	17,230	-	17,230	203
102 The Cannabist Company	Colorado	Denver	12/14/2021	100.0%	33	-	33	8,206	-	8,206	249
103 TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0%	104	-	104	40,000	-	40,000	385
Operating: Cannabis - Industrial / Retail Subtotal / Wtd. Avg.				**100.0%**	**423**	**-**	**423**	**$124,602**	**$1,548**	**$126,150**	**$298**
Operating: Non-Cannabis											
104 Non-Cannabis Tenant	Michigan	Traverse City	11/25/2019	100.0%	2	-	2	$1,272	-	$1,272	$636
105 North Anza Road	California	Palm Springs	4/16/2019	-	24	-	24	6,309	-	6,309	263
106 North Anza Road and Del Sol Road	California	Palm Springs	4/16/2019	27.3%	22	-	22	5,788	-	5,788	263
Operating: Non-Cannabis Subtotal / Wtd. Avg.				**21.3%**	**48**	**-**	**48**	**$13,369**	**-**	**$13,369**	**$279**
Operating Portfolio Total / Wtd. Avg.				**98.3%**	**8,299**	**231**	**8,530**	**$2,357,728**	**$38,290**	**$2,396,018**	**$281**
Dev. / Redev. Properties[3]											
107 Inland Center Drive	California	San Bernardino	11/16/2020	-	-	192	192	$35,819	-	$35,819	$187
108 Leah Avenue	Texas	San Marcos	3/10/2021	-	-	63	63	8,231	-	8,231	131
Dev. / Redev. Properties / Wtd. Avg.				**-**	**-**	**255**	**255**	**$44,050**	**-**	**$44,050**	**$173**
Pre-Leased Dev. Properties[3]											
109 Gold Flora	California	Palm Springs	4/16/2019	100.0%	56	180	236	$35,530	-	$35,530	$151
Pre-Leased Dev. Property / Wtd. Avg.				**100.0%**	**56**	**180**	**236**	**$35,530**	**-**	**$35,530**	**$151**
Total Portfolio / Wtd. Avg.				**96.6%**	**8,355**	**666**	**9,021**	**$2,437,307**	**$38,290**	**$2,475,597**	**$274**
State Subtotal / Wtd. Avg.											
1	*Pennsylvania*			100.0%	1,361	-	1,361	$384,506	$1,423	$385,930	$284
2	*Illinois*			100.0%	965	-	965	$307,131	$169	$307,300	$318
3	*Massachusetts*			91.2%	989	-	989	$304,652	$1,548	$306,200	$310
4	*Michigan*			99.1%	946	-	946	$295,472	$1,693	$297,164	$314
5	*New York*			100.0%	575	48	623	$210,619	$10,239	$220,858	$355
6	*Florida*			100.0%	1,055	98	1,153	$190,367	$19,183	$209,550	$182
7	*California*			76.0%	442	372	814	$193,013	-	$193,013	$237
8	*Ohio*			100.0%	374	-	374	$112,579	$3,216	$115,795	$310
9	*New Jersey*			100.0%	291	-	291	$103,985	-	$103,985	$357
10	*Maryland*			100.0%	294	-	294	$93,804	$31	$93,835	$319
11	*Colorado*			100.0%	233	-	233	$83,340	-	$83,340	$358
12	*Texas*			72.8%	-	148	148	$29,443	$788	$30,231	$204
13	*Missouri*			100.0%	83	-	83	$28,250	-	$28,250	$340
14	*Arizona*			100.0%	377	-	377	$27,737	-	$27,737	$74
15	*Virginia*			100.0%	82	-	82	$19,750	-	$19,750	$241
16	*Washington*			100.0%	114	-	114	$17,500	-	$17,500	$154
17	*North Dakota*			100.0%	42	-	42	$15,849	-	$15,849	$377
18	*Minnesota*			100.0%	89	-	89	$9,710	-	$9,710	$109
19	*Nevada*			100.0%	43	-	43	$9,600	-	$9,600	$223

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of December 31, 2024.
1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Refer to "Definitions" for additional details.

Innovative Industrial Properties 17

Innovative Industrial Properties 18 Date Maturity / Wtd. Amount Loan #City State Loan Type Executed Avg. Maturity Outstanding Commitment 1Coachella California Senior Secured 6/25/2021 0.5 Years $22,800 $23,000 2 Needles (1) California Senior Secured 3/3/2023 3.2 Years 16,100 16,100 Loan Portfolio Total / Wtd. Avg. 1.6 Years $38,900 $39,100 Secured Loans Note : Loan list maturity does not include available loan extensions . Dollars in thousands . 1) Relates to the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California . The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller - financed note on our consolidated balance sheet .

Innovative Industrial Properties 19 Interest Rate / Preferred Rate / Maturity / Wtd. As of (In thousands, except share and per share amounts) Wtd. Avg. Rate Avg. Maturity December 31, 2024 Unsecured debt: Notes due 2026 5.50% 1.4 Years 300,000 Total Unsecured Debt 5.50% 1.4 Years $300,000 Gross Debt 5.50% 1.4 Years $300,000 Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 1,002,673 Total Preferred Equity 9.00% $25,067 Total Senior Capital 5.77% $325,067 Equity Market Capitalization: Stock Price as of 12/31/2024 $66.64 Shares outstanding 28,331,833 Equity Market Capitalization $1,888,033 Covenant (1) December 31, 2024 Debt / Total Gross Assets <60% 11% Secured Debt <40% - Unencumbered Total Gross Assets / Unsecured Debt >150% 884% Debt Service Coverage Ratio >1.5x 16.8x Egan Jones Credit Rating BBB+ Debt Maturity Schedule Capital and Debt Summary $300.0 Million 2025 2026 2027 2028 2029 Thereafter Notes Due 2026 Capital Overview 1) Calculated in accordance with the indenture governing the Notes due 2026 , included in the Current Report on Form 8 - K filed with the Securities and Exchange Commission on May 25 , 2021 .

Definitions

- **Adjusted Funds From Operations ("AFFO"):** Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT's operating performance. We calculate AFFO by adjusting Normalized FFO for certain cash and non-cash items.

- **Annualized Base Rent ("ABR"):** ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve.

- **Development / Redevelopment ("Dev. / Redev.") Properties:** Defined as non-operating assets under development that are not leased and not ready for their intended use.

- **Exchangeable Senior Notes:** 3.75% Exchangeable Senior Notes paid off in full in February 2024.

- **Funds From Operations ("FFO"):** FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. Management also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

  Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

- **GAAP:** Accounting principles generally accepted in the United States.

- **Gross Debt:** Calculated as the sum of the principal amount outstanding of the Notes due 2026.

Innovative Industrial Properties 20

Innovative Industrial Properties 21 Definitions (Continued) • Normalized Funds From Operations (“Normalized FFO”): We compute normalized funds from operations (“Normalized FFO”) by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in n atu re and/or not related to our core real estate operations. Exclusion of these items from similar FFO - type metrics is common within the equi ty REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to ass ist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other compa nie s, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normali zed FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be ex clu ded in calculating Normalized FFO include certain transaction - related gains, losses, income or expense or other non - core amounts as the y occur. • Notes due 2026 : 5.50% Unsecured Senior Notes due 2026. • Operating Portfolio: All properties that (a) are leased or (b) are not leased but ready for their intended use. • Pre - Leased Development (“Dev.”) Properties: Defined as non - operating assets under development that are leased but not ready for their intended use. • Series A Preferred: 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share. • Total Committed / Invested Capital: Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburs e c ertain tenants and sellers for completion of construction and improvements at the properties. Excludes loans listed in “Secured Loans”. • Total Portfolio: All properties, including Development / Redevelopment Properties, Pre - Leased Redevelopment Properties, and Operating Portfolio, as of quarter end. • Total Preferred Equity: Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share. • Total Senior Capital: Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock. • % Leased: The weighted average leased percentage of the Operating Portfolio by Total Committed / Invested Capital. Excludes Development / Redevelopment Properties and Pre - Leased Redevelopment Properties.

Innovative Industrial Properties 22 Analyst Coverage Contact Information Research Firms Analyst Email: agrey@allianceg.com Phone: 888 - 543 - 4448 Alliance Global Partners Aaron Grey Email: tcatherwood@btig.com Phone: 212 - 738 - 6140 BTIG Tom Catherwood Email: mross@compasspointllc.com Phone: 202 - 534 - 1392 Compass Point Research and Trading Merrill Ross Email: eric.deslauriers@craig - hallum.com Phone: 617 - 275 - 5177 Craig - Hallum Capital Group LLC Eric Des Lauriers Email: ahecht@jmpsecurities.com Phone: 415 - 835 - 3963 JMP Securities Aaron Hecht Email: alexander.goldfarb@psc.com Phone: 212 - 466 - 7937 Piper Sandler Alexander Goldfarb Email: bkirk@roth.com Phone: 203 - 355 - 3473 Roth Capital Partners Bill Kirk Email: arosivach@wolferesearch.com Phone: 646 - 582 - 9250 Wolfe Research Andrew Rosivach Email: ir@iipreit.com Phone: 858 - 997 - 3332 Investor Relations

Innovative Industrial Properties 23 Senior Management Team and Board of Directors Senior Management Title Name Executive Chairman Alan Gold President, Chief Executive Officer and Director Paul Smithers Chief Financial Officer and Treasurer David Smith Chief Operating Officer Catherine Hastings Chief Investment Officer Ben Regin Senior Vice President, Asset Management Tracie Hager Senior Vice President, Real Estate Counsel Kelly Spicher Vice President, Chief Accounting Officer Andy Bui Board of Directors Title Name Executive Chairman Alan Gold President, Chief Executive Officer and Director Paul Smithers Vice Chairman (Independent) Gary Kreitzer Director (Independent) David Stecher Director (Independent) Scott Shoemaker, MD Director (Independent) Mary Allis Curran